UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2017

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7254
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2017, Dr. Daniel E. Dosoretz, a member of the Board of Directors (the “Board”) of 21st Century Oncology Holdings, Inc. (the “Company”), notified the Board of his decision to resign as a director of the Company, effective immediately. The Company thanks him for his time and dedicated service on the Board.  Dr. Dosoretz continues to serve as a Senior Physician for the Company, and the Company looks forward to working with Dr. Dosoretz and his affiliates to continue to provide quality care to its patients and grow its business for its extensive physician network and stakeholders.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on management’s current expectations or beliefs. Readers of this Current Report on Form 8-K are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: January 26, 2017	By:	/s/ LeAnne M. Stewart
Name: LeAnne M. Stewart
Title: Chief Financial Officer